Exhibit 10.90
QUALCOMM INCORPORATED
2006 Long-Term Incentive Plan
Employee Restricted Stock Unit Grant Notice
Qualcomm Incorporated (the “Company”), pursuant to its 2006 Long-Term Incentive Plan (the “Plan”) hereby grants you the number of Restricted Stock Units set forth below, each of which is a bookkeeping entry representing the equivalent in value of one (1) share of the Company’s common stock. You must accept this Restricted Stock Unit Award in the manner specified by the Company no later than four months after the Date of Grant. If you fail to do so, this Restricted Stock Unit Award will be null and void. This Restricted Stock Unit Award is subject to all of the terms and conditions as set forth herein and the Employee Restricted Stock Unit Agreement (attached hereto) and the Plan which are incorporated herein in their entirety. Capitalized terms not otherwise defined in this Grant Notice or the Employee Restricted Stock Unit Agreement shall have the meaning set forth in the Plan.

Participant: «Employee»	Grant No.: «Number»
Emp #: «ID»	Number of Restricted Stock Units: «Shares_Granted»
Date of Grant: «Grant_Date»
Vesting Date
Except as otherwise provided in the Employee Restricted Stock Unit Agreement, the Restricted Stock Units vest as follows provided you are in Service on the applicable Vesting Date:
«Three-year cliff vesting»

Shares Vested	Vesting Date
«Total Shares»	«3rd Anniversary of Date of Grant»
«Three-year graded vesting»

Shares Vested	Vesting Date
«Total Shares»	«1st Anniversary of Date of Grant»
«Total Shares»	«2nd Anniversary of Date of Grant»
«Total Shares»	«3rd Anniversary of Date of Grant»
«Five-year graded vesting»

Shares Vested	Vesting Date
«Shares»	«1st Anniversary of Date of Grant»
«Shares»	«2nd Anniversary of Date of Grant»
«Shares»	«3rd Anniversary of Date of Grant»
«Shares»	«4th Anniversary of Date of Grant»
«Shares»	«5th Anniversary of Date of Grant»
Payment of Vested Restricted Stock Units
Any Restricted Stock Units that vest will be paid following the Vesting Date or following such earlier date as provided in the Employee Restricted Stock Unit Agreement.

Additional Terms/Acknowledgments: By accepting this Restricted Stock Unit Award (in the form determined by the Company) you acknowledge receipt of and represent that you have read, understand, accept and agree to the terms and conditions of the following: this Grant Notice, the Employee Restricted Stock Unit Agreement and the Plan (including, but not limited to, the binding arbitration provision in Section 3.7 of the Plan). In addition, by accepting this Restricted Stock Unit Award you agree to all of its terms and conditions and further acknowledge that as of the Date of Grant, this Grant Notice, the Employee Restricted Stock Unit Agreement and the Plan set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements pertaining to this particular Restricted Stock Unit Award.
Qualcomm Incorporated:

By:
Dr. Paul E. Jacobs
Chairman of the Board and
Chief Executive Officer

Dated: «Grant_Date»

Attachment: Employee Restricted Stock Unit Agreement (RSU A-4)